UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2014

AJS BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55083	90-1022599
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois	60445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (708) 687-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 21, 2014, the Board of Directors of AJS Bancorp, Inc. (the “Company”) announced the declaration of a special cash dividend on the Company’s outstanding common stock of $0.25 per share.  The dividend will be payable to stockholders of record as of February 11, 2014 and is expected to be paid on March 4, 2014.

Also on January 21, 2014, the Board of Directors of the Company announced the declaration of a quarterly cash dividend on the Company’s outstanding common stock of $0.05 per share.  The dividend will be payable to stockholders of record as of February 4, 2014 and is expected to be paid on February 25, 2014.

The Company received the non-objection of the Federal Reserve Bank of Chicago for the payment of the special cash dividend and the payment of four quarterly cash dividends of $0.05 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AJS BANCORP, INC. (Registrant)
DATE: January 21, 2014	By:	/s/ Emily Lane
Emily Lane
Vice President and Chief Financial Officer